FOR IMMEDIATE RELEASE

LiveWire Group, Inc. Reports 2025 Second Quarter Financial Results

MILWAUKEE (July 30, 2025) – LiveWire Group, Inc. (“LiveWire” or the “Company”) (NYSE: LVWR) today reported second quarter 2025 results.

“During the second quarter, we continued our focus on what can be controlled, reducing consolidated operating loss by 35 percent compared to the prior-year same quarter. Despite continued supply chain challenges driven by the overall economic market, STACYC delivered a 25 percent increase in revenue compared to the prior-year same quarter. While Electric Motorcycle revenue decreased compared to the prior-year same quarter in the challenging EV market, we remained the #1 electric motorcycle retailer in the US 50+ horsepower on road EV segment1. We are thrilled with the positive feedback we have received on the two prototype models that were on display at the Harley-Davidson Homecoming and look forward to sharing additional details on these lower-priced, smaller models in the upcoming weeks and months,” said Karim Donnez, CEO, LiveWire.

Second Quarter Highlights and Financial Results

•Consolidated operating loss decreased by $9.9 million from same quarter 2024 primarily driven by a decrease in consolidated selling, administrative and engineering expense.
•Reduced consolidated selling, administrative and engineering expense by $7.6 million from same quarter 2024 due to initiatives taken in the later half of 2024 to streamline headcount and reduce other costs.
•Reduced net cash used during the first half of 2025 by $19.8 million or 36%, versus the same period in 2024.
•Entered Norway as a new market and continued to contract with additional dealers in existing markets in Europe.

Total Company Highlights

$ in millions*	2nd quarter
	2025	2024	Change
Consolidated Revenue	$5.9	$6.5	(9%)
Consolidated Operating Loss	($18.3)	($28.2)	35%
Net Loss	($18.8)	($24.8)	24%
Net Cash Used During the Year **	($35.1)	($54.9)	36%
*Amounts may not add or recalculate due to rounding.

** Net cash used during the year is the equivalent of the net decrease in cash and cash equivalents included on the Company’s Consolidated Statements of Cash Flows.

The Company’s consolidated net loss was $18.8 million for the second quarter 2025 as compared to $24.8 million in the same period prior year driven by the segment results noted below, offset by a decrease of $2.7 million of non-operating income related to the change in fair value of the outstanding warrants as of June 30, 2025 and a decrease of $1.3 million in interest income as compared to prior year.

LiveWire Group, Inc. is comprised of two business segments:

•Electric Motorcycles – focused on the sale of electric motorcycles and related products
•STACYC – focused on the sale of electric balance bikes for kids, electric bikes, and related products

1 Source: U.S. 50+hp EV Street Legal Market Share for June 2025 from Motorcycle Industry Council (MIC).

STACYC

$ in millions*	2nd quarter
	2025	2024	Change
Electric Balance Bike and Electric Bike Units	4,872	3,825	27%
Revenue	$5.0	$4.0	25%
Operating Loss	($0.3)	($1.4)	80%
*Amounts may not add or recalculate due to rounding.

Despite continued supply chain issues resulting in delays in product availability, STACYC revenue increased in the second quarter of 2025 compared to 2024 by $1.0 million primarily driven by higher volumes. Selling, administrative, and engineering expenses decreased by $0.6 million primarily driven by a reduction in advertising and marketing spend.

Electric Motorcycles

$ in millions*	2nd quarter
	2025	2024	Change
Motorcycle Units	55	158	(65%)
Revenue	$0.8	$2.4	(65%)
Operating Loss	($18.0)	($26.8)	33%
*Amounts may not add or recalculate due to rounding.

Electric Motorcycles revenue decreased in the second quarter of 2025 compared to the same quarter in the prior year due to lower unit sales and product mix. Operating loss decreased by $8.8 million primarily driven by a $7.0 million reduction in selling, administrative and engineering expense from cost reduction activities taken in 2024, including decreases in people costs, other spending and the relocation of LiveWire Labs to Milwaukee, Wisconsin compared to the same quarter in the prior year.

Financial guidance

Due to ongoing market volatility and evolving macroeconomic conditions, the current level of uncertainty limits our ability to provide updated units projections with the necessary level of precision and reliability, therefore, we have chosen not to provide units guidance at this time. Additionally, due to ongoing negotiations related to a proposed project work statement under the Joint Development Agreement with Harley-Davidson, Inc., we are updating our previously issued guidance related to Operating Loss to $59-$69 million.

Webcast
The public is invited to attend the Harley-Davidson, Inc. audio webcast from 8-9 a.m. CDT where LiveWire’s financial results, developments in the business and updates to the Company’s outlook will be shared. The webcast login can be accessed at https://investor.livewire.com/news-events-1/events/default.aspx. The audio replay will be available by approximately 10:00 a.m. CDT.

About LiveWire
LiveWire has a dedicated focus on the electric motorcycle sector. LiveWire’s majority shareholder is Harley-Davidson, Inc. LiveWire comes from the lineage of Harley-Davidson and is capitalizing on a decade of its learnings in the EV sector. With a dedicated focus on EV, LiveWire plans to develop the technology of the future and to invest in the capabilities needed to lead the transformation of motorcycling. www.livewire.com

Cautionary Note Regarding Forward-Looking Statements
The Company intends that certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “is on track,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “remain committed,” “should,” “target,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described in prior public filings titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following: our history of losses and expectation to incur significant expenses and continuing losses for the foreseeable future; Harley-Davidson, Inc. (“H-D”) making decisions for its overall benefit that could negatively impact our overall business; our relationship with H-D and its impact on our other business relationships; our limited operating history, the rollout of our business and the timing of expected business milestones, including our ability to develop and manufacture electric vehicles of sufficient quality and appeal to customers on schedule and on a large scale; our financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; our ability to obtain funding for our operations and manage costs; our future capital requirements and sources and uses of cash; changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans, including our ability to effectively execute the Company’s relocation and streamlined headcount plan within expected costs and time and our ability to realize the expected savings on an ongoing annual basis; our ability to manage and predict the impact that new or adjusted tariffs may have on the Company's ability to sell products domestically and internationally, and the cost of raw materials and components, including tariffs recently imposed or that may be imposed by the U.S. on foreign goods or other tariffs recently imposed or that may be imposed by foreign countries on U.S. goods; retail partners being unwilling to participate in our go-to-market business model or their inability to establish or maintain relationships with customers for our electric vehicles; our ability to attract and retain a large number of customers; challenges we face as a pioneer into the highly-competitive and rapidly evolving electric vehicle industry; our operational and financial risks if we fail to effectively and appropriately separate the LiveWire business from the H-D business; our ability to leverage contract manufacturers, including H-D and Kwang Yang Motor Co., Ltd., a Taiwanese company (“KYMCO”), to contract manufacture our electric vehicles; potential delays in the design, manufacture, financing, regulatory approval, launch and delivery of our electric vehicles; building out our supply chain, including our dependency on our existing suppliers and our ability to source suppliers, in each case many of which are single-sourced or limited-source suppliers, for our critical components such as batteries and semiconductor chips; our ability to rely on third-party and public charging networks; our ability to attract and retain key personnel; our business, expansion plans and opportunities, including our ability to scale our operations and manage our future growth effectively; the effects on our future business of competition, the pace and depth of electric vehicle adoption generally and our ability to achieve planned competitive advantages with respect to our electric vehicles and products, including with respect to reliability, safety and efficiency; our business and H-D’s business overlapping and being perceived as competitors; our inability to maintain a strong relationship with H-D or to resolve favorably any disputes that may arise between us and H-D; our dependency on H-D for a number of services, including services relating to quality and safety testing. If those service arrangements terminate, it may require significant investment for us to build our own safety and testing facilities, or we may be required to obtain such services from another third-party at increased costs; any decision by us to electrify H-D products, or the products of any other company; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; potential harm caused by misappropriation of our data and compromises in cybersecurity; changes in laws, regulatory requirements, governmental incentives and fuel and energy prices; the impact of health epidemics on our business, the other risks we face and the actions we may take in response thereto; litigation, regulatory proceedings, complaints, product liability claims and/or adverse publicity; and the possibility that we may be adversely affected by other economic, business and/or competitive factors. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. Some of these risks and uncertainties may in the future be amplified by new risk factors and uncertainties that may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this earnings release completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Media Contact: Jenni Coats (414) 343-7902
Financial Contact: Shawn Collins (414) 343-8002

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LiveWire Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenue, net	$5,873	$6,449	$8,616	$11,427
Costs and expenses:
Cost of goods sold	5,324	8,231	10,235	17,336
Selling, administrative and engineering expense	18,813	26,383	37,311	52,678
Total operating costs and expenses	24,137	34,614	47,546	70,014
Operating loss	(18,264)	(28,165)	(38,930)	(58,587)
Interest income	333	1,596	837	3,612
Change in fair value of warrant liabilities	(905)	1,792	—	6,550
Loss before income taxes	(18,836)	(24,777)	(38,093)	(48,425)
Income tax (benefit) provision	(10)	28	4	24
Net loss	$(18,826)	$(24,805)	$(38,097)	$(48,449)

Net loss per share, basic and diluted	$(0.09)	$(0.12)	$(0.19)	$(0.24)

Weighted-average shares, basic and diluted	203,589	203,184	203,535	203,136

LiveWire Group, Inc.
Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$29,316	$64,437
Accounts receivable, net	4,336	3,874
Accounts receivable from related party	7	399
Inventories, net	27,608	26,942
Other current assets	3,646	2,709
Total current assets	64,913	98,361
Property, plant and equipment, net	30,054	34,012
Goodwill	8,327	8,327
Deferred tax assets	31	7
Lease assets	1,011	765
Intangible assets, net	931	1,058
Other long-term assets	4,503	5,430
Total assets	$109,770	$147,960
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,872	$1,738
Accounts payable to related party	12,617	9,762
Accrued liabilities	11,407	17,960
Current portion of lease liabilities	345	394
Total current liabilities	27,241	29,854
Long-term portion of lease liabilities	638	405
Deferred tax liabilities	145	118
Warrant liabilities	1,549	1,549
Other long-term liabilities	513	919
Total liabilities	30,086	32,845
Shareholders' equity:
Preferred Stock	—	—
Common Stock	20	20
Treasury Stock	(4,172)	(3,413)
Additional paid-in-capital	347,853	344,409
Accumulated deficit	(264,010)	(225,913)
Accumulated other comprehensive (loss) income	(7)	12
Total shareholders' equity	79,684	115,115
Total liabilities and shareholders' equity	$109,770	$147,960

LiveWire Group, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended
	June 30, 2025	June 30, 2024
Cash flows from operating activities:
Net loss	$(38,097)	$(48,449)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	5,673	5,042
Change in fair value of warrant liabilities	—	(6,550)
Stock compensation expense	3,444	2,563
Provision for doubtful accounts	25	22
Deferred income taxes	3	10
Inventory write-down	936	3,249
Other, net	(557)	(573)
Changes in current assets and liabilities:
Accounts receivable, net	(314)	2,362
Accounts receivable from related party	392	2,934
Inventories	(1,437)	(5,189)
Other current assets	(520)	1,215
Accounts payable and accrued liabilities	(4,770)	(3,550)
Accounts payable to related party	2,855	(1,972)
Net cash used by operating activities	(32,367)	(48,886)
Cash flows from investing activities:
Capital expenditures	(2,043)	(5,080)
Net cash used by investing activities	(2,043)	(5,080)
Cash flows from financing activities:
Repurchase of common stock	(759)	(927)
Net cash used by financing activities	(759)	(927)
Effect of exchange rate changes on cash and cash equivalents	48	—
Net decrease in cash and cash equivalents	$(35,121)	$(54,893)
Cash and cash equivalents:
Cash and cash equivalents—beginning of period	$64,437	$167,904
Net decrease in cash and cash equivalents	(35,121)	(54,893)
Cash and cash equivalents—end of period	$29,316	$113,011